Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102605) pertaining to securities offered under the Employee Stock Option Plan of United Microelectronics Corporation of our report dated June 10, 2005, with respect to the consolidated financial statements of United Microelectronics Corporation included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

/s/ Diwan, Ernst & Young

Diwan, Ernst & Young

Taipei, Taiwan,

Republic of China

June 29, 2005